Exhibit 10.2
2009 Patriot Award
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT, dated [•] (the “Grant Date”) is made by and between PATRIOT COAL CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee or other service provider of the Company or a Subsidiary (as defined below) or an Affiliate (as defined below) of the Company (the “Optionee”).
     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value common stock (the “Common Stock”);
     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Administrator appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Options provided for herein to the Optionee as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officer to issue the options;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms that are not defined in this Agreement shall have the meanings specified in the Plan.
     Section 1.1 “Affiliate” means any Person that (i) is directly or indirectly controlling, controlled by, or under common control with, the Company and (ii) would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Code Section 409A) with respect to the Optionee. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
     Section 1.2 “Cause” shall mean (i) any material and uncorrected breach by the Optionee of the terms of his or her employment agreement with the Company, including, but not limited to, a violation of Section 13 thereof, (ii) any willful fraud or dishonesty of the Optionee involving the property or business of the Company, (iii) a deliberate or willful refusal or failure of the Optionee to comply with any major corporate policy of the Company which is communicated to the Optionee in writing or (iv) the Optionee’s conviction of, or plea of nolo contendere to, any felony if such conviction or plea results in his or her imprisonment; provided that, with respect to clauses (i), (ii) and (iii) above, the Optionee shall have thirty (30) days following his or her receipt of written notice of the conduct that is the basis for the potential termination for Cause within which to cure such conduct to prevent termination for Cause by the Company; provided further that, notwithstanding the foregoing, in the event that the Optionee is subject to a definition of “Cause” in his or her employment agreement with the Company that contains any terms that are more favorable to the Optionee, “Cause” (including the related cure period) shall include such terms.
     Section 1.3 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto.
     Section 1.4 “Good Reason” means: (i) a reduction by the Company in the Optionee’s base salary; (ii) a material reduction in the aggregate program of employee benefits and perquisites to which the Optionee is entitled (other than a reduction that generally affects all executives); (iii) a material decline in the Optionee’s bonus or long term incentive award opportunities (other than a decline that generally affects all executives); (iv) relocation of the Optionee’s primary office by more than 50 miles from the location of the Optionee’s primary office as specified in his or her employment agreement with the Company; or (v) any material diminution or material adverse change in the Optionee’s title, duties, responsibilities or reporting relationships. If the Optionee does not give notice to the Company (as described in the Optionee’s employment agreement with the Company) within ninety (90) days after an event giving rise to Good Reason, the Optionee’s right to claim Good Reason termination on the basis of such event shall be deemed waived. Notwithstanding the foregoing, in the event that the Optionee is subject to a definition of “Good Reason” in his or her employment agreement with the Company that is more favorable to the Optionee, “Good Reason” (including any related notice period) shall have the meaning described therein.
     Section 1.5 “Options” means the non-qualified options to purchase Common Stock granted under this Agreement.
     Section 1.6 “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     Section 1.7 “Plan” means the Patriot Coal Corporation 2007 Long-Term Equity Incentive Plan, as it may be amended from time to time.
     Section 1.8 “Retirement” means retirement at or after age 55 with at least ten (10) years of service with the Company.
     Section 1.9 “Subsidiary” means any corporation that (i) is in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) would, together with the Company, be classified as a “service recipient” (as defined in the regulations under Code Section 409A) with respect to the Optionee.

     Section 1.10 “Termination of Employment” means a termination of the Optionee’s employment or service with the Company, a Subsidiary or an Affiliate (regardless of the reason therefor).
ARTICLE 2
GRANT OF OPTIONS
     Section 2.1 Grant of Options. For good and valuable consideration, the Company hereby grants to the Optionee an Option to purchase any part or all of the number of shares of Common Stock set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement.
     Section 2.2 Exercise Price. The exercise price of the shares of Common Stock covered by the Option shall be such amount per share as set forth on the signature page hereof (which shall not be less than the Fair Market Value (as determined in accordance with guidance issued under Code Section 409A) of a share of Common Stock on the Grant Date), subject to adjustment pursuant to Section 6.1 of the Plan without commission or other charge.
     Section 2.3 No Obligation of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the service of the Optionee at any time for any reason whatsoever, with or without Cause.
ARTICLE 3
EXERCISABILITY OF OPTIONS
     Section 3.1 Option Vesting. Unless otherwise provided in this Agreement, this Option shall become exercisable on such dates as follows, provided that the Optionee has remained continuously employed by the Company through such applicable date:

Date Option	Percentage of shares of Common
becomes exercisable	Stock as to which Option is exercisable
January 2, 2010	33.33%
January 2, 2011	33.33%
January 2, 2012	33.34%
This Option shall become exercisable, pursuant to the schedule above, with respect to the nearest whole number of shares of Common Stock, as determined by the Administrator in its sole discretion.
     Section 3.2 Acceleration Events. Notwithstanding anything in this Article 3 to the contrary, this Option shall become exercisable with respect to 100% of the shares of Common Stock (but only to the extent such Option has not otherwise terminated) upon (i) the Optionee’s Termination of Employment due to death or Disability, or (ii) a Change of Control. Upon

Optionee’s (i) Termination of Employment by the Company without Cause or (ii) by the Optionee for Good Reason, this Option shall vest and become exercisable with respect to the percentage of shares of Common Stock that would have otherwise vested on the next vesting date as specified in Section 3.1 herein.
     Section 3.3 Effect of Termination of Employment. Except as otherwise provided in Section 3.2, the Option shall not become exercisable as to any additional shares of Common Stock following the Optionee’s Termination of Employment, and the portion of the Option which is then unexercisable shall terminate immediately.
     Section 3.4 Expiration of Options. This Option may not be exercised to any extent by the Optionee after the first to occur of the following events:
     (a) The tenth anniversary of the date hereof; or
     (b) The first anniversary of the date of Termination of Employment (i) by reason of death or Disability; (ii) by the Company without Cause or (iii) by the Optionee for Good Reason; or
     (c) The fifth anniversary of the date of Termination of Employment by reason of Retirement; or
     (d) The date of a Termination of Employment by the Optionee without Good Reason (other than by reason of Retirement) or by the Company for Cause; or
     (e) Upon a Change of Control, if either
     (i) the Administrator terminates this Option by paying the Optionee an amount equal to the product of (x) the difference between the Change of Control price and the Exercise Price (unless the Exercise Price is greater than the Change in Control price, in which case this Option shall be terminated) and (y) the aggregate number of shares of Common Stock for which the Option is exercisable, or
     (ii) the Optionee is permitted to exercise his or her Option prior to the Change of Control.
ARTICLE 4
EXERCISE OF OPTION
     Section 4.1 Person Eligible to Exercise. During the lifetime of the Optionee, only he or she, or in the event of Disability his or her representative or conservator, may exercise this Option or any portion thereof. After the death of the Optionee, the Option may, prior to the time when the Option becomes unexercisable under Section 3.4, be exercised by his or her beneficiary or estate or Permitted Transferee.

     Section 4.2 Partial Exercise. Any exercisable portion of this Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.4; provided, however, that any partial exercise shall be for whole shares of Common Stock only.
     Section 4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or designatee or his or her office (or any third party designated by the Secretary of the Company to that effect) of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.4:
     (a) Notice in writing signed by the Optionee or another person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;
     (b) Full payment (in cash, in shares of Common Stock, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;
     (c) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and
     (d) In the event the Option or portion thereof is exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.
     Section 4.4 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of both of the following conditions:
     (a) The obtaining of approval or other clearance from any state or federal governmental agency that the Administrator, in its absolute discretion, determines to be necessary or advisable; and
     (b) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for administrative convenience.
     Section 4.5 Rights as Stockholder. The holder of an Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until the Option has been properly exercised and certificates representing such shares have been issued by the Company to such holder.

ARTICLE 5
MISCELLANEOUS
     Section 5.1 Tax Consequences. Unless otherwise specifically provided in another agreement between the Company and the Optionee, the Company shall not be liable or responsible in any way for any tax (including any withholding tax) consequences relating to the Options, and the Optionee agrees to undertake to determine, and be responsible for, any and all tax (including any withholding tax) consequences to himself or herself with respect to the Options. Notwithstanding any other provision of this Agreement, shares of Common Stock shall not be released to the Optionee unless the Optionee has paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Options.
     Section 5.2 Administration. The Administrator has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     Section 5.3 Options Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution or transfers without consideration to a Permitted Transferee to the extent permitted by the Plan.
     Section 5.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
     Section 5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.5. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited

(with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     Section 5.6 Titles. Titles and headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.7 Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 5.8 Applicability of Plan. The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     Section 5.9 Amendment. This Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.
     Section 5.10 Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay any legal fees in connection with such arbitration in the event that the Optionee prevails on a material element of his or her claim or defense. Notwithstanding anything in this Section 5.10 to the contrary, payments made under this Section 5.10 that are provided during one calendar year shall not affect the amount of such payments provided during a subsequent calendar year, payments under this Section 5.10 may not be exchanged or substituted for other forms of compensation to the Optionee, and any such reimbursement or payment will be paid within sixty (60) days after the Optionee prevails, but in no later than the last day of Optionee’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 5.1 shall remain in effect throughout the Optionee’s employment and for a period of five (5) years following the Optionee’s Termination of Employment.
     Section 5.11 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective on the Grant Date.

OPTIONEE	PATRIOT COAL CORPORATION

By

Richard M. Whiting
Its Chief Executive Officer

Address

Optionee’s Taxpayer Identification Number:	Aggregate number of shares of Common Stock for which the Option granted hereunder is exercisable:_____________________

______-______-______
Exercise Price per share of Common Stock:
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